SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                Current report pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 8, 1996



                         AAROW ENVIRONMENTAL GROUP, INC.
                 (Name of small business issuer in its charter)


              Nevada                     0-6292                    73-1491593
   (State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
         of incorporation)                                   Identification No.)




                  5703 South Hewitt
                  Johnson, Arkansas                             72741
      (Address of principal executive offices)                (Zip Code)




       Registrant's telephone number, including area code: (501) 444-8688



                            RAIN FOREST - MOOSE, LTD.
                               4031 B Delmon Lane
                         Springdale, Arkansas 72762-2179
                            (Former name and address)


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Item 2.  Acquisition or Disposition of Assets

     On August 8, 1996, a fire destroyed $119,282 worth of finished inventory of the company. This inventory was insured by Loyds of London for cost less a $100 deductible. The company has submitted a claim for payment and expects payment from the insurer for the full insured amount.


Item 5.  Other Events

     The Board of Directors of the company, at meeting duly convened, held on the 22nd day of May, 1997, adopted a resolution to amend the Articles of Incorporation to change the name of the company to "Arrow Environmental Group, Inc." The number of shares of the company outstanding and entitled to vote on an amendment to the Articles of Incorporation was 9,287,622. Such change and amendment was consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

SIGNATURES

     Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.





                                                AAROW ENVIRONMENTAL GROUP INC.
                                                                    (Registrant)

Date:  July 2, 1997

                                                  By:  /S/ Stanley L. Sisemore
                                                Stanley L. Sisemore, President














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